Exhibit 4.1
INCORPORATED IN THE STATE OF DELAWARE, USA UNDER DELAWARE GENERAL CORPORATION LAW FILE NO. 3898741 ISIN No: USU675091065 CUSIP No: U67509106 THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT” AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IF SUCH TRANSFER IS EFFECTED (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULES 901 THROUGH 905 (INCLUDING PRELIMINARY NOTES) OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE COMMON STOCK OF THE COMPANY MAY NOT BE CONDUCTED, DIRECTLY OR INDIRECTLY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. Reference No. Certificate No. Transfer No. Number of Shares COMMON STOCK OF $0,001 (RESTRICTED SECURITIES) This is to certify that the above-named is/are the Registered Holder(s) of SHARES OF COMMON STOCK, HAVING A PAR VALUE OF $0,001 EACH, FULLY PAID IN OCZ TECHNOLOGY GROUP, INC. subject to the Certificate of Incorporation and Bylaws of the Company. Transfer of the shares of Common Stock represented by this certificate are restricted by the terms and conditions set out above. WITNESS the facsimile seal of the OCZ Technology Group, Inc. and the facsimile signatures of the OCZ Technology Group’s duly authorized officers. Dated CHAIRMAN SECRETARY Countersigned by Countersigned by I Graeme Ross, for Registrar Sophie de Freitas, for Registrar No transfer of the shares (or any portion thereof) comprised in this certificate can be registered until this certificate has been lodged with the Company’s Registrars: Computershare Investor Services (Channel Islands) Limited, Ordnance House, 31 Pier Road, St Helier, Jersey JE4 8PW.

Change of Address/Amended Details If your name and address are not shown correctly on the attached share certificate, or if you change your address, please let us know by filling in the form below to show the correct details, sign it and return it to the Company’s Registrar, Computershare Investor Services (Channel Islands) Limited, P.O. Box No. 83, Ordnance House, 31 Pier Road, St. Helier, Jersey JE4 8PW. Please use BLOCK CAPITALS New Address ___Full Name(s) Old Address Postcode/Zip Code (if any) Signature(s). Postcode/Zip Code (if any) , Date Please check that your address details on the certificate are correct. If there are any errors or if you move to a new address, please fill in the correct information above and send it together with an original or * certified copy of an utility bill in your name(s) to Computershare Investor Services (Channel Islands) Limited. Do not send the certificate with the address slip. Certified: — signed by a professional person/body e.g. Lawyer, Bank, Insurance company. Note No transfer of any of the shares comprised in this Certificate will be registered until this Certificate has been lodged at COMPUTERSHARE INVESTOR SERVICES (CHANNEL ISLANDS) LIMITED, P.O. BOX No. 83, ORDNANCE HOUSE, 31 PIER ROAD, ST. HELIER, JERSEY JE4 8PW. INVESTOR HELPLINE: 01534 825231. FAX: 01534 825315. You can check your holding at www.computershare.com